Exhibit 3.1(c)

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

     The name of the corporation is Eagle Telecom International, Inc.

                                   ARTICLE TWO

     The following amendments and additions were adopted by the shareholders of the corporation on August 8, 1996.

     The amendment alters in full Article IV of the original Articles of Incorporation to read as follows:

                                   ARTICLE IV.

     The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 shares of common stock, par value $.001 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock").

     Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting power, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Texas.

     Subject to all of the rights of the Preferred Stock or any series thereof described in appropriate articles of incorporation, the holders of the Common Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, out of funds legally available therefore, the dividends payable in cash, common stock, or otherwise.

     The amendment alters in full Article VIII of the original Articles of Incorporation to read as follows:

                                  ARTICLE VIII

     Preemptive rights shall not be permitted.

     The amendment alters in full Article X of the original Articles of Incorporation to read as follows:

                                    ARTICLE X

     No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of such director's duty of loyalty to the Corporation or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

     The amendment alters in full Article XI of the original Articles of Incorporation to read as follows:

                                   ARTICLE XI

     The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act.

     The amendment is an addition to the original Articles of Incorporation, and the full text of the provision added reads as follows.

                                   ARTICLE XII

     Any action required by the Texas Business Corporation Act, as amended, to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

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

     The amendment is an addition to the original Articles of Incorporation, and the full text of the provision added reads as follows.

                                  ARTICLE XIII.

     Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors or a committee thereof, the Chairman of the Board, President, or by the holders of at least 30% of all the shares entitled to vote at the proposed special meeting.

     The amendment is an addition to the original Articles of Incorporation, and the full text of the provision added reads as follows.

                                  ARTICLE XIV.

     Without necessity for action by its shareholders, the Corporation may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

     The amendment is an addition to the original Articles of Incorporation, and the full text of the provision added reads as follows.

                                   ARTICLE XV.

     Section a. The holders of at least a majority of the shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders of the Corporation.

     Section b. No contract or other transaction between the Corporation and one or more of its directors, officers or security holders or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporation's directors, officers or security holders are security holders, members, officers, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship or solely because such a director, officer or security holder is present or participates in any meeting of the Board of Directors or Committee thereof authorizing the contract or other transaction or solely because his or their votes are counted for such purpose if
(a) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such board or committee in good faith authorizes the contract or other transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is approved in good faith by a vote of the shareholders; or (c) the contract or other transaction is fair as to the Corporation as of the time the Corporation enters into such contract or other transaction.


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

                                  ARTICLE THREE

     Each statement made by these Amended Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporations Act. These Articles of Amendment to the Articles of Incorporation were adopted by the Shareholders of the corporation on July 31, 1996. In connection with these Articles of Amendment, the Company is effecting a 10,000- for-one forward split; accordingly, the current shareholders with own 4,500,000 shares of Common Stock after the split is effected. The 450 shares currently outstanding will be cancelled and new certificates will be issued reflecting 4,500,000 shares of Common Stock to be outstanding. This will result in no change to the percentage ownership in the Corporation by the current shareholders. Also, these Articles of Amendment will reduce the par value from $1.00 per share to $.001 per share. Accordingly, the stated capital of the Corporation will be increased from $450 to $4,500 with the balance of the consideration reflected in surplus.

                                  ARTICLE FOUR

     The number of shares of the Company outstanding at the time of the adoption was 450 and the number of shares entitled to vote on the amendment was 450.

                                  ARTICLE FIVE

     The holders of all of the shares outstanding entitled to vote on the amendment have signed a consent in writing adopting the amendment.



                                            EAGLE TELECOM, INC.

                                            By:     /s/ H. Dean Cubley
                                                    ----------------------------
                                            Name:   H. Dean Cubley
                                            Title:  President


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

STATE OF TEXAS          }

COUNTY OF HARRIS        }

     Before me, a notary public, on this day personally appeared, H. Dean Cubley, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

     Given under my hand and seal this 3rd day of Sept, 1996.


                                            /s/ Billie B. Mize
                                            ------------------------------------
                                            Notary Public, State of Texas
                                            My commission expires:
                                            10-30-99, 1996

(Seal)


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